UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or former address, if changed since last report)

Item 5.	Other Events

On March 15, 2004, we completed our private placement of $200 million aggregate principal amount of 8.25% senior subordinated notes due 2012. We are filing as exhibits to this Current Report on Form 8-K the indenture, registration rights agreement and purchase agreement relating to the private placement.

On March 19, 2004, we repurchased $188 million in aggregate principal amount of our 9.25% senior subordinated notes due 2007 pursuant to a partial tender offer which expired on March 18, 2004. The tender offer price was $1,032.08 per $1,000 principal amount of purchased 9.25% senior subordinated notes due 2007 plus accrued interest.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of March 15, 2004 by and among Pinnacle Entertainment, Inc., the guarantors identified therein and The Bank of New York.

Exhibit 10.1	Registration Rights Agreement dated as of March 15, 2004 by and among Pinnacle Entertainment, Inc., the guarantors identified therein, Lehman Brothers Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., SG Cowen Securities Corporation, UBS Securities LLC and Hibernia Southcoast Capital, Inc.

Exhibit 10.2	Purchase Agreement dated as of February 27, 2004 by and among Pinnacle Entertainment, Inc., the guarantors identified therein, Lehman Brothers, Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., SG Cowen Securities Corporation, UBS Securities LLC and Hibernia Southcoast Capital, Inc.

Exhibit 99.1	Press release dated March 19, 2004, issued by Pinnacle Entertainment, Inc. relating to the closing of its partial tender for its 9.25% senior subordinated notes due 2007.

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: March 30, 2004	By:	/s/ JOHN A. GODFREY

John A. Godfrey Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 4.1	Indenture dated as of March 15, 2004 by and among Pinnacle Entertainment, Inc., the guarantors identified therein and The Bank of New York.

Exhibit 10.1	Registration Rights Agreement dated as of March 15, 2004 by and among Pinnacle Entertainment, Inc., the guarantors identified therein, Lehman Brothers Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., SG Cowen Securities Corporation, UBS Securities LLC and Hibernia Southcoast Capital, Inc.

Exhibit 10.2	Purchase Agreement dated as of February 27, 2004 by and among Pinnacle Entertainment, Inc., the guarantors identified therein, Lehman Brothers, Inc., Bear, Stearns & Co. Inc., Deutsche Bank Securities Inc., SG Cowen Securities Corporation, UBS Securities LLC and Hibernia Southcoast Capital, Inc.

Exhibit 99.1	Press release dated March 19, 2004, issued by Pinnacle Entertainment, Inc. relating to the closing of its partial tender for its 9.25% senior subordinated notes due 2007.